UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2012

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

Annual Meeting

On June 20, 2012, IAC’s annual meeting of stockholders (the “2012 Annual Meeting”) was held.  Stockholders present in person or by proxy, representing 64,490,205 shares of IAC common stock (entitled to one vote per share) and 5,789,499 shares of IAC Class B common stock (entitled to ten votes per share), voted on the following matters:

1.     Election of Directors—stockholders elected the following fourteen directors of the Company to hold office until the next annual meeting of stockholders or until their successors have been duly elected and qualified.

Elected by holders of IAC common stock voting as a separate class:

	Number of Votes Cast in Favor	Number of Votes For Which Authority Was Withheld

Donald R. Keough	58,517,656	406,386
Bryan Lourd	53,867,036	5,057,006
Alan G. Spoon	53,317,998	5,606,044
Richard F. Zannino	53,902,396	5,021,646

Elected by holders of IAC common stock and IAC Class B common stock, voting together as a single class:

	Number of Votes Cast in Favor	Number of Votes For Which Authority Was Withheld

Gregory R. Blatt	111,175,362	5,643,670
Edgar Bronfman, Jr.	116,412,395	406,637
Chelsea Clinton	116,587,007	232,025
Sonali De Rycker	116,762,817	56,215
Barry Diller	110,184,091	6,634,941
Michael D. Eisner	116,694,630	124,402
Victor A. Kaufman	116,103,152	715,880
Arthur C. Martinez	111,747,640	5,071,392
David Rosenblatt	116,559,166	259,866
Alexander von Furstenberg	116,198,868	620,164

In addition to the votes cast and withheld for each director nominee described above, there were 5,566,163 broker non-votes with respect to each director nominee.

2.     The Auditor Ratification Proposal—stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2012.  Stockholders eligible to vote voted as follows:

Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstaining

121,656,295	713,496	15,404

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

	By:	/s/ Gregg Winiarski
	Name:	Gregg Winiarski
	Title:	Senior Vice President,
General Counsel and Secretary

Date: June 25, 2012